JOHN HANCOCK SERIES TRUST


Amendment of Section 5.11 and
Establishment and Designation of
Class A Shares, Class B Shares, and Class C Shares of Beneficial Interest of
John Hancock Real Estate Fund
a Series of John Hancock Series Trust


	The undersigned, being a majority of the Trustees of John Hancock Series Trust, a Massachusetts business Trust (the "Trust"), acting pursuant to the Declaration of Trust dated September 10, 1996, as amended from time to time (the "Declaration of Trust"), do hereby establish an additional series of shares of the Trust (the "Shares"), having rights and preferences set forth in the Declaration of Trust and in the Trust's Registration Statement on Form N-1A, which Shares shall represent undivided beneficial interests in a separate portfolio of assets of the Trust (the "Fund") designated "John Hancock Real Estate Fund". The Shares are divided to create three classes of Shares of the Fund as follows:

1.	The three classes of Shares of the Fund established and
designated hereby are "Class A Shares", "Class B Shares", and "Class C Shares", respectively.

2.	Class A Shares, Class B Shares, and Class C Shares
shall each be entitled to all of the rights and preferences accorded to Shares under the Declaration of Trust.

3.	The purchase price of Class A Shares, of Class B
Shares, and of Class C Shares, the method of determining the net asset value of Class A Shares, of Class B Shares, and of Class C Shares, and the relative dividend rights of holders of Class A Shares, of holders of Class B Shares, and of holders of Class C Shares shall be established by the Trustees of the Trust in accordance with the provisions of the Declaration of Trust and shall be as set forth in the Prospectus and Statement of Additional Information of the Fund included in the Trust's Registration Statement, as amended from time to time, under the Securities Act of 1933, as amended and/or the Investment Company Act of 1940, as amended.

	The Declaration of Trust is hereby amended to the extent necessary to reflect the establishment of such additional series of Shares, effective November 1, 1999.



Amendment of Section 5.11

	The undersigned, being a majority of the Trustees of John
Hancock Series Trust, a Massachusetts business trust (the
"Trust"), acting pursuant to Section 8.3 of the Declaration of Trust dated September 10, 1996, as amended from time to time, do hereby amend Section 5.11, effective November 1, 1999, as follows:

	1.	Section 5.11 (a) shall be deleted and replaced with the
following:

Without limiting the authority of the Trustees set forth in Section 5.1 to establish and designate any further Series or Classes, the Trustees hereby establish the following Series: John Hancock
Global Technology Fund, John Hancock Millennium
Growth Fund, and John Hancock Real Estate Fund, each of which consists of Class A Shares, Class B
Shares, and Class C Shares; John Hancock Small Cap
Growth Fund, which consists of Class A Shares,
Class B Shares, Class C Shares, and Class I
Shares; and John Hancock 500 Index Fund, which consists of Class A Shares, Class B Shares, Class
C Shares, and Class R Shares (the "Existing
Series").


	Capitalized terms not otherwise defined shall have the meaning set forth in the Declaration of Trust.


	IN WITNESS WHEREOF, the undersigned have executed this instrument as of this 14th day of September 1999.


_____________________________
____
Edward J. Boudreau, Jr.

_____________________________
____
Charles L. Ladner

_____________________________
____
Stephen L. Brown

_____________________________
____
Leo E. Linbeck, Jr.
_____________________________
____
James F. Carlin

_____________________________
____
Steven R. Pruchansky
_____________________________
____
William H. Cunningham

_____________________________
____
Richard S. Scipione

_____________________________
____
Ronald R. Dion

_____________________________
____
Norman H. Smith
_____________________________
____
Harold R. Hiser, Jr.

_____________________________
____
John P. Toolan
_____________________________
____
Anne C. Hodsdon




	The Declaration of Trust, a copy of which, together with all amendments thereto, is on file in the office of the Secretary of State of The Commonwealth of Massachusetts, provides that no Trustee, officer, employee or agent of the Trust or any Series thereof shall be subject to any personal liability whatsoever to any Person, other than to the Trust or its shareholders, in connection with Trust Property or the affairs of the Trust, save only that arising from bad faith, willful misfeasance, gross negligence or reckless disregard of his/her duties with respect to such Person; and all such Persons shall look solely to the Trust Property, or to the Trust Property of one or more specific Series of the Trust if the claim arises from the conduct of such Trustee, officer, employee or agent with respect to only such Series, for satisfaction of claims of any nature arising in connection with the affairs of the Trust.



COMMONWEALTH OF MASSACHUSETTS	)
	)ss
COUNTY OF SUFFOLK	)

	Then personally appeared the above-named Edward J. Boudreau, Jr., Stephen L. Brown, James F. Carlin, William H. Cunningham, Ronald R. Dion, Harold R. Hiser, Jr., Anne C. Hodsdon, Charles L. Ladner, Leo E. Linbeck, Jr., Steven R. Pruchansky, Richard S. Scipione, Norman H. Smith and John P. Toolan, who acknowledged the foregoing instrument to be his or her free act and deed, before me, this 14th day of September, 1999.

						__________________________________
						Notary Public

						My Commission
Expires:______________




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